SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K
                       CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                           June 16, 1998

                     OHSL FINANCIAL CORP.
       (Exact name of Registrant as specified in its Charter)

Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification
Number)

5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)
Registrant's telephone number, including area code: (513) 574-3322
                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On June 16, 1998, the Registrant issued a joint press release with Western Ohio Financial Corporation announcing that their banking subsidiaries, Oak Hills Savings and Loan Company, F.A. and Cornerstone Bank, signed a definitive agreement, in which Oak Hills Savings and Loan would purchase Cornerstone Bank's Sayler Park branch office.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release of OHSL Financial Corp., dated June 16, 1998.

                           SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      OHSL FINANCIAL CORP.


Date: June 23, 1998                    By:________________________
                                         Kenneth L. Hanauer
                                         President and Chief
                                         Executive Officer

                        EXHIBIT 99.1
Headline: OHSL Financial Signs Definitive Agreement to Acquire
                       Western Ohio Financial Branch Office
          -------------------------------------------

TEXT:     Cincinnati, Ohio - OHSL Financial Corp. (Nasdaq: "OHSL")
and Western Ohio Financial Corporation (Nasdaq: "WOFC") jointly announced today that their banking subsidiaries, Oak Hills Savings and Loan Company, F.A. and Cornerstone Bank, have signed a definitive agreement, in which Oak Hills Savings and Loan will purchase Cornerstone Bank's Sayler Park branch office.

Under terms of the agreement, OHSL Financial will acquire
Cornerstone Bank's Sayler Park branch office facility. The branch has approximately $9.3 million in deposits. Terms of the transaction were not disclosed. The acquisition, subject to regulatory approval, is expected to be completed in the fourth quarter.

Kenneth L. Hanauer, President and Chief Executive Officer of OHSL Financial Corp. stated, "This acquisition will allow us to expand service to our customers in southwestern Hamilton County. The acquisition of this office provides a logical expansion into an existing market and will enhance our community banking franchise. We welcome the Cornerstone Bank customers and employees to our company."

The sale of the branch deposits is part of Western Ohio's exit strategy from the Cincinnati market area. John W. Raisbeck, President and Chief Executive Officer of Western Ohio, commented, "This transaction represents a part of our broader strategy of concentrating more fully on our traditional strengths and the greater west central Ohio market area. This divestiture will significantly enhance our company's efficiency ratio and allow us to improve our financial performance."

WOFC expects to take an estimated one-time charge of $913,000 upon completion of the sale of its Cincinnati offices. WOFC expects this transaction to be immediately accretive to future earnings per share as well as improve its return on assets and return on equity.

McDonald & Company Securities, Inc. is serving as Western Ohio's
Financial Advisor in connection with this transaction.